EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Administrative Committee,
The Sharper Image 401(k) Savings Plan
San Francisco, California

We hereby consent to the incorporation by reference in Registration Statement No. 33-80504 of Sharper Image Corporation, on Form S-8, of our report dated July 11, 2008, relating to the financial statements and supplemental schedule of The Sharper Image 401(k) Savings Plan appearing in this Annual Report on Form 11-K of The Sharper Image 401(k) Savings Plan for the years ended December 31, 2007 and 2006.

/s/ BDO Seidman, LLP
San Francisco, CA
July 11, 2008

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